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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in Registration Statement (No. 333-50260) of Beacon Power Corporation on Form S-8 of our report dated March 9, 2001 appearing in the Annual Report on Form 10-K of Beacon Power Corporation for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 28, 2001